UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2008

GEOVIC MINING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1200 17th Street, Suite 980, Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(970) 256-9681 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

     As described in Items 4.01(a) and (b) below, the Registrant has agreed to replace Ernst & Young LLP (Canada) (“EY Canada”) as Registrant’s independent registered public accounting firm with Ernst & Young LLP (United States) (“EY United States”) as its independent registered public accounting firm. As described below, the change in independent public accounting firms is not the result of any disagreement with EY Canada.

Item 4.01(a) Previous Independent Accountants

          (i)     At the suggestion of EY Canada, on November 14, 2008, the Audit Committee (the Audit Committee) of the Board of Directors of Registrant (the Board) elected to replace EY Canada as Registrant’s independent registered public accounting firm with EY United States. This change was suggested due to the relocation of Registrant’s principal executive offices to Denver, Colorado, where EY United States has an office, whereas EY Canada has no office convenient to Registrant’s business activities. The Audit Committee’s decision to replace EY Canada was approved and ratified by the Board.

          The reports of EY Canada on the consolidated financial statements for Registrant’s two most recent fiscal years ended December 31, 2007 and 2006, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

          (ii)     In connection with its audits for the years ended December 31, 2007 and 2006 and in the subsequent interim periods through September 30, 2008 and through the date of appointment of EY United States, there were (1) no disagreements with EY Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY Canada would have caused them to make reference thereto in connection with its reports on the financial statements for such years and (2) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Management of Registrant has authorized and instructed EY Canada to respond fully to the inquiries of the new independent registered public accounting firm regarding all matters.

          (iii)     Registrant has requested EY Canada to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not EY Canada agrees with the above statements. A copy of EY Canada’s letter is filed as Exhibit 16.1 to this current report on Form 8-K.

Item 4.01(b) New Independent Accountants

     On November 14, 2008, the Audit Committee engaged EY United States as Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The Audit Committee made the decision to engage EY United States and that decision was approved and ratified by the Board. Registrant has not consulted with EY United States during its two most recent fiscal years ended December 31, 2007 and 2006, or during any subsequent interim period prior to its appointment as Registrant’s auditor with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i)and (ii) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.

(d)     The following exhibits are furnished herewith:

               16.1    Letter from Ernst & Young LLP, Chartered Accountants, Canada, dated November 14, 2008 addressed to United States Securities Exchange Commission.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOVIC MINING CORP.
Registrant

November 17, 2008	By: /s/ John E. Sherborne
John E. Sherborne Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

  16.1                           Letter from Ernst & Young LLP, Chartered Accountants, Canada, dated November 14, 2008 addressed to United States Securities Exchange Commission.